FERRO REPORTS STRONG FOURTH QUARTER PERFORMANCE, ANNOUNCES COMPLETION OF TILE COATINGS SYSTEMS DIVESTITURE, AND PROVIDES FULL YEAR 2021 GUIDANCE
Fourth Quarter Continuing Operations*		Full Year Continuing Operations*
•	Net Sales increased 6.2% to $260.0M	• Net Sales declined 5.5% to $959.0M
•	Net Sales increased 3.5% on a constant currency basis	• Net Sales declined 5.3% on a constant currency basis
•	Gross Profit increased 5.6% to $79.1M, Gross Profit Margin of 30.4%	• Gross Profit declined 4.6% to $293.8M, Gross Profit Margin of 30.6%
•	Adjusted Gross Profit increased 3.7% to $80.6M, Adjusted Gross Profit Margin of 31.0%	• Adjusted Gross Profit declined 4.6%, Adjusted Gross Profit Margin of 31.3%
•	GAAP diluted EPS increased to $0.08 from a loss of $0.03, Adjusted diluted EPS increased 47.1% to $0.25	• GAAP diluted EPS declined 14.6% to $0.35, Adjusted diluted EPS declined 2.2% to $0.81
•	Net Income[1] increased to $17.7M, Adjusted EBITDA increased 22.1% to $45.2M, Adjusted EBITDA Margin increased 227 basis points to 17.4%	• Net Income[1] increased to $42.8M, Adjusted EBITDA declined 2.7% to $153.7M, Adjusted EBITDA Margin increased 46 basis points to 16.0%

*Comparative information is relative to prior-year fourth quarter and full year for Continuing Operations

1 Note: Net Income attributable to Ferro Corporation common shareholders.

Ferro associates around the world delivered strong performance during 2020.  Despite the challenges of the global pandemic, our teams adapted very well, keeping safety and health paramount while delivering strong business and financial performance.  Fourth quarter results were substantially stronger than the same period the prior year, exceeding our expectations and providing positive momentum as we moved into 2021.  We were particularly pleased with the continued expansion of our adjusted gross margins during the quarter, which have achieved a level we expect to maintain or exceed in 2021.

Full-year results were lower than the prior year, primarily due to effects of the COVID-19 pandemic.  However, as we noted in earlier reporting, Ferro experienced a “V-shaped” recovery during the second half of 2020 as our customers’ markets began to recover and demand grew for certain Ferro products as a result of pandemic-induced changes in behavior.  We expect to continue to benefit from these trends in 2021.

We are optimistic about the opportunities for Ferro in 2021.  In addition to favorable macro-economic circumstances, we intend to further strengthen Ferro’s market leadership positions with new functional coatings and color solutions products and applications.  We remain focused on innovation and are committed to addressing customer needs with creative solutions and market-leading products and services.  We also intend to continue with optimization initiatives across our global operations, removing stranded costs and improving efficiency.

At this time, we also are happy to report the completion of the previously announced divestiture of our Tile Coatings Systems business to Pigments Spain, S.L. This transaction has been an extraordinary undertaking, and with its completion, Ferro becomes a more focused, nimble, higher-margin, higher-growth business. We can all take pride in what we accomplished expanding and strengthening the Tile Coating business.  On a more personal note, many of us have enjoyed close relationships with our Tile Coatings colleagues over the years.  We will miss working with them and wish them much success as they join another internationally recognized leader in the tile coatings space.

Over the last several years, we have executed a strategy that has transformed our Company.  I am very proud of the business we have created.  My sincere thanks are sent to all the dedicated people of Ferro who have executed the strategy.  They have transformed Ferro into a leading functional coatings and color solutions company.

Peter Thomas

Chairman, President and CEO, Ferro Corporation

Phase V. Genesis - Tile Coatings System Sale Completed

On Thursday, February 25, 2021, the Company successfully completed the sale of its Tile Coatings Systems business to Pigments Spain, S.L., a company in the Esmalglass-Itaca-Fritta group, which is a portfolio company of certain Lone Star Funds, for $460 million in cash, subject to post-closing adjustments.

With the completion of the sale of the Tile Coatings Systems business, Ferro shifts to the next phase of its strategy as a technology-focused higher-margin, higher-growth business.  Ferro’s fourth quarter 2020 results and guidance for 2021 demonstrate the performance potential of its current portfolio.  In this phase, Ferro expects higher sustained margins, stronger underlying market growth, more focus on innovation, more balance among end markets and geographies, less raw material consumption, lower capital intensity, a streamlined manufacturing footprint and less cyclicality.  In addition, with the proceeds from the sale of the Tile Coatings Systems business, the Company substantially strengthens its balance sheet.

Key Results from Continuing Operations* (amounts in millions, except EPS)

Sales and Gross Profits	Q4 2020	% Change	2020	% Change
Net Sales	$259,950	6.2%	$958,954	-5.5%
Net Sales (constant currency)	259,950	3.5%	958,954	-5.3%
Gross Profit (GAAP)	79,108	5.6%	293,756	-4.6%
Gross Profit Margin	30.4%	(18) bps	30.6%	27 bps
Adjusted Gross Profit (constant currency)	80,601	3.7%	300,372	-4.6%
Adjusted Gross Profit Margin	31.0%	7 bps	31.3%	25 bps

Net Income, EBITDA and EPS	Q4 2020	% Change	2020	% Change
Net Income [1]	$17,742	NM	$42,799	NM
Adjusted EBITDA	45,246	22.1%	153,720	-2.7%
Adjusted EBITDA Margin	17.4%	227 bps	16.0%	46 bps
GAAP diluted EPS	$0.08	NM	$0.35	-14.6%
Adjusted EPS	0.25	47.1%	0.81	-2.4%

Cash Flow	Q4 2020	% Change	2020	% Change
Net Cash provided by (used in) operating activities (GAAP) [2]	$93,289	9.8%	$(13,192)	NM
Adjusted Free Cash Flow from Operating Activities (Non-GAAP)[3]	115,857	37.2%	84,994	127.8%

* Comparative information is relative to prior-year fourth quarter and full year for Continuing Operations

1 Note: Net Income attributable to Ferro Corporation common shareholders

2 Note: Table 4 Condensed Consolidated Statements of Cash Flows

 3 Note: Table 11 Adjusted Free Cash Flow from Operating Activities (Non-GAAP)

Fourth Quarter and Full Year 2020 Highlights

Net sales in the fourth quarter of 2020 increased 6.2% to $260.0 million (an increase of 3.5% on a constant currency basis) compared to the fourth quarter of 2019.  This improvement is attributable to continuing increases in demand as global markets strengthened following COVID-19 pandemic shutdowns in the second quarter and was the second consecutive quarter of increased top line revenue.

Demand continued to strengthen from late in the second quarter through the fourth quarter across the business, including for our automotive, industrial, construction, electronics and porcelain enamel products. This was offset by lower sales in our industrial printing applications, which had a relatively strong prior-year quarter, and continued weakness in demand for our decoration products, which are sold into the pandemic-afflicted travel and leisure industry.

Compared to the prior year quarter, gross profit in the fourth quarter increased 5.6% to $79.1 million (an increase of 3.7% to $80.6 million on an adjusted constant currency basis).  This is the second consecutive quarter of gross profit increases.  Gross Profit Margin in the fourth quarter was 30.4% compared to 30.6% in the prior year fourth quarter.  Adjusted Gross Profit Margin was 31.0% compared to 30.9% in the prior year fourth quarter.

Fourth quarter GAAP diluted EPS was $0.08, compared to a loss of $0.03 in the prior year fourth quarter. Adjusted diluted EPS for the fourth quarter was $0.25, an increase of 47.1% from the prior year fourth quarter. Net Income1 increased to $17.7 million for the fourth quarter compared to a loss of $31.3 million in the prior year fourth quarter, and Adjusted EBITDA increased 22.1% to $45.2 million.

Full-year 2020 net sales declined 5.5% to $959.0 million, a decline of 5.3% on a constant currency basis.  The primary driver for the decline was the impact of the COVID-19 pandemic. Total Selling, General and Administrative (SG&A) expenses declined 4.7% to $202.4 million and on an adjusted constant currency basis declined 6.3% to $186.9 million compared to the full year 2019.

The 2020 full-year GAAP Net Income1 from Continuing Operations was $42.8 million compared to $6.0 million in the prior year. Adjusted EBITDA from Continuing Operations was $153.7 million compared to $157.9 million.  Adjusted EBITDA margins improved 46 basis points in 2020 to 16.0%.  Diluted GAAP EPS for Continuing Operations was $0.35 compared to $0.41 and Adjusted EPS was $0.81 compared to $0.83.

Ferro’s strong fourth quarter performance resulted in the Company exceeding its most recent 2020 guidance for Adjusted EPS of $0.71 to $0.76 and Adjusted EBITDA of $141 million to $146 million.

As of December 31, 2020, total debt was approximately $800 million and debt, net of cash and unamortized debt issuance costs, was approximately $623 million.  Net proceeds from the Tile Coatings Systems sale are expected to be approximately $420 million. The Company expects to use the net proceeds to reduce debt. As of December 31, 2020, giving effect to the closing of the sale of the Tile Coatings Systems business and the application of the net proceeds therefrom, we would have debt, net of cash and unamortized issuance costs, of approximately $203 million and our estimated debt, net of cash and unamortized issuance costs, to Adjusted EBITDA ratio would have been approximately 1.3x.

1 Note: Net Income attributable to Ferro Corporation common shareholders.

Segment Results Continuing Operations * (amounts in millions, except EPS)

Functional Coatings	Q4 2020	% Change	2020	% Change
Net Sales	$166,867	4.7%	$608,192	-5.7%
Net Sales (Constant Currency)	166,867	2.0%	608,192	-5.5%
Gross Profit (GAAP)	49,759	4.0%	175,601	-8.9%
Gross Profit Margin	29.8%	(22) bps	28.9%	(101) bps
Adjusted Gross Profit (Constant Currency)	51,157	3.6%	181,059	-7.2%
Adj. Gross Profit Margin (Constant Currency)	30.7%	50 bps	29.8%	(54) bps

Color Solutions	Q4 2020	% Change	2020	% Change
Net Sales	$93,083	8.9%	$350,762	-5.1%
Net Sales (Constant Currency)	93,083	6.4%	350,762	-5.1%
Gross Profit (GAAP)	29,849	7.7%	119,071	3.6%
Gross Profit Margin	32.1%	(37) bps	33.9%	285 bps
Adjusted Gross Profit (Constant Currency)	29,851	5.9%	119,550	2.2%
Adj. Gross Profit Margin (Constant Currency)	32.1%	(17) bps	34.1%	243 bps

* Comparative information is relative to prior-year fourth quarter and full-year for Continuing Operations

Full-Year 2021 Guidance * (amounts in millions, except EPS)

Further details and assumptions regarding the 2021 guidance will be discussed on the fourth quarter and full-year earnings teleconference at 8:00 a.m. EDT Tuesday March 2, 2021.

	Net Sales	Adjusted	Adjusted
	(% of PY Sales)	EBITDA	Diluted EPS
2020 Results	$959.0M	$153.7M	$0.81
2021 Guidance		$175M - $185M	$0.90 - $1.00
YoY Change	8% to 12%	14% to 20%	11% to 23%

The 2021 Full Year outlook assumes no acquisitions, divestitures, restructuring, acquisition related professional fees, optimization programs spend, or repurchase of common stock.

Note: The Full Year 2021 outlook  uses foreign exchange rates as of December 31, 2020 which includes a USD/EUR exchange rate at 1.20.

Ferro is providing Adjusted Diluted EPS and Adjusted EBITDA guidance on a continuing operations basis. While it is likely that Ferro could incur charges for items excluded from Adjusted Diluted EPS and Adjusted EBITDA such as mark-to-market adjustments of pension and other postretirement benefit obligations, restructuring and impairment charges, and legal and professional expenses related to certain business development activities, it is not possible, without unreasonable effort, to identify the amount or significance of these items or the potential for other transactions that may impact future GAAP net income and cash flow from operating activities. Management does not believe these items to be representative of underlying business performance. Management is unable to reconcile, without unreasonable effort, the Company's forecasted range of these adjusted non-GAAP financial measures to their most directly comparable GAAP financial measures.

Currency Exposure 2020 Weighting		FX sensitivity
EUR – Euro	35% to 40%	% Change	Operating Profit
CNY -Yuan Renminbi	7% to 9%	+1% all FX change	~$0.7 million to ~$0.9 million
MXN – Mexican Peso	2% to 4%	+1% Euro change	~$0.3 million to ~$0.5 million

Constant currency

Constant currency results reflect the remeasurement of 2019 reported and adjusted local currency results using 2020 exchange rates, which produces constant currency comparatives for 2020 reported and adjusted results. These non-GAAP financial measures should not be considered a substitute for the measures of financial performance prepared in accordance with GAAP.

Conference Call

Ferro will conduct an investor teleconference at 8:00 a.m. EDT Tuesday March 2, 2021. Investors can access this conference via any of the following:

• Webcast can be accessed by clicking on the Investors link at the top of Ferro’s website at ferro.com.

• Live telephone: Call 877-210-0456 within the U.S. or +1 212-231-2924 outside the U.S. Please join the call at least 10 minutes before the start time.

• Webcast replay: Available on Ferro’s Investor website at ferro.com beginning at approximately 4:30 p.m. Eastern Time on March 2, 2021.

• Telephone replay: Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S. access code is 21991713).

• Presentation material and podcast: Earnings presentation material and podcasts can be accessed through the Investors portion of the Company’s website at ferro.com.

About Ferro Corporation

Ferro Corporation (www.ferro.com) is a leading global supplier of technology-based functional coatings and color solutions. Ferro supplies functional coatings for glass, metal, ceramic and other substrates and color solutions in the form of specialty pigments and colorants for a broad range of industries and applications. Ferro products are sold into the building and construction, automotive, electronics, industrial products, household furnishings and appliance markets.  The Company’s reportable segments include: Functional Coatings and Color Solutions. Headquartered in Mayfield Heights, Ohio, the Company has approximately 5,600 associates globally and reported 2020 sales of $959 million.  Included within our employee count are approximately 2,100 employees in our foreign consolidated subsidiaries associated with the Tile Coatings Systems business.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	factors affecting the Company’s business that are beyond its control, including disasters, pandemics (such as COVID-19), accidents and governmental actions;
•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	the effectiveness of the Company’s efforts to improve operating margin through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	currency conversion rates and economic, social, political, and regulatory conditions in the U.S. and around the world;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	challenges associated with a multi-national company such as Ferro competing lawfully with local competitors in certain regions of the world;
•	Ferro’s ability to successfully implement and/or administer its optimization initiatives, including its investment and restructuring programs, and to produce the desired results;
•	Ferro’s ability to successfully introduce new products and services or enter into new growth markets;
•

Ferro’s ability to identify suitable acquisition candidates, complete acquisitions, effectively integrate the acquired businesses and achieve the expected synergies, as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

Cautionary Note on Forward-Looking Statements (continued)

•

the impact of damage to, or the interruption, failure or compromise of the Company’s information systems due to events including but not limited to aging information systems infrastructure, computer viruses and cyber security breaches;

•	the implementation and operations of business information systems and processes;
•	increasingly aggressive domestic and foreign governmental regulation of hazardous and other materials and regulations affecting health, safety and the environment;
•	our ability to address safety, human health, social, product liability and environmental risks associated with our current and historical products, product life cycles and production processes;
•	competitive factors, including intense price competition;
•	increased, and possibly inconsistent, domestic and foreign regulations of privacy and data security;
•	changes in U.S. and other governments’ trade policies;
•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings or financial transactions; sale of products and materials into highly regulated industries;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	our ability to attract and retain key personnel;
•	exposure to lawsuits, governmental investigations and proceedings relating to current and historical operations and products;
•	Ferro’s ability to protect its intellectual property, including trade secrets, or to successfully resolve claims of infringement brought against it;
•

Ferro’s multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	borrowing costs that could be affected adversely by interest rate increases;
•	management of Ferro’s general and administrative expenses;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	risks and uncertainties associated with intangible assets;
•	the effectiveness of strategies to increase Ferro’s return on invested capital, internal rate of return and other return metrics, and the short-term impact that acquisitions may have on such metrics;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses; and
•	amount and timing of any repurchase of Ferro’s common stock.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q.

Ferro Corporation

Investor & Media Contact:

Kevin Cornelius Grant, 216.875.5451

Director of Investor Relations and Corporate Communications

kevincornelius.grant@ferro.com

Table 1

Ferro Corporation and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31, (Unaudited)		December 31,
	2020	2019	2020	2019

Net sales	$259,950	$244,778	$958,954	$1,014,457
Cost of sales	180,842	169,853	665,198	706,481
Gross profit	79,108	74,925	293,756	307,976
Selling, general and administrative expenses	48,006	54,642	202,413	212,365
Restructuring and impairment charges	5,194	3,093	17,425	10,955
Other expense (income):
Interest expense	5,406	5,724	21,880	24,302
Interest earned	(960)	(869)	(1,995)	(3,325)
Foreign currency losses, net	2,349	1,504	3,627	9,166
Miscellaneous expense, net	8,109	13,825	5,505	11,722
Income before income taxes	11,004	(2,994)	44,901	42,791
Income tax (benefit) expense	4,497	(928)	14,861	7,965
Income (loss) from continuing operations	6,507	(2,066)	30,040	34,826
Income (loss) from discontinued operations, net of taxes	11,653	(28,716)	14,003	(27,411)
Net income (loss)	18,160	(30,782)	44,043	7,415
Less: Net income attributable to noncontrolling interests	418	475	1,244	1,377
Net income (loss) attributable to Ferro Corporation common shareholders	$17,742	$(31,257)	$42,799	$6,038
Amounts attributable to Ferro Corporation:
Net income (loss) attributable to Ferro Corporation from continuing operations, net of income tax	6,226	(2,492)	28,967	33,739
Net income (loss) attributable to Ferro Corporation from discontinued operations, net of income tax	11,516	(28,765)	13,832	(27,701)
Earnings (loss) per share attributable to Ferro Corporation common shareholders:
Basic earnings:
Continuing operations	$0.08	$(0.03)	$0.35	$0.41
Discontinued operations	$0.14	$(0.35)	$0.17	$(0.34)

Diluted earnings:
Continuing operations	$0.08	$(0.03)	$0.35	$0.41
Discontinued operations	$0.14	$(0.35)	$0.17	$(0.34)

Shares outstanding:
Weighted-average basic shares	82,325	81,977	82,232	82,083
Weighted-average diluted shares	82,938	82,471	83,024	82,891
End-of-period basic shares	82,365	82,004	82,365	82,004

Table 2

Ferro Corporation and Subsidiaries

Segment Net Sales and Gross Profit from Continuing Operations (unaudited)

(Dollars in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Segment Net Sales
Functional Coatings	166,867	159,321	608,192	644,783
Color Solutions	93,083	85,457	350,762	369,674
Total segment net sales	$259,950	$244,778	$958,954	$1,014,457

Segment Gross Profit
Functional Coatings	49,759	47,856	175,601	192,668
Color Solutions	29,849	27,719	119,071	114,939
Other costs of sales	(500)	(650)	(916)	369
Total gross profit	$79,108	$74,925	$293,756	$307,976

Selling, general and administrative expenses
Strategic services	23,205	23,502	92,679	103,603
Functional services	22,083	28,779	94,357	98,897
Incentive compensation	1,270	900	7,379	2,459
Stock-based compensation	1,448	1,461	7,998	7,406
Total selling, general and administrative expenses	$48,006	$54,642	$202,413	$212,365

Table 3

Ferro Corporation and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)	December 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$174,077	$96,202
Accounts receivable, net	137,008	139,333
Inventories	260,332	264,476
Other receivables	72,272	69,365
Other current assets	18,261	22,373
Current assets held-for-sale	307,854	291,420
Total current assets	969,804	883,169
Other assets
Property, plant and equipment, net	315,330	302,672
Goodwill	175,351	172,212
Intangible assets, net	119,500	127,815
Deferred income taxes	115,962	98,714
Operating leased assets	15,446	20,088
Other non-current assets	80,618	72,020
Non-current assets held-for-sale	168,922	157,931
Total assets	$1,960,933	$1,834,621

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$8,839	$8,703
Accounts payable	135,296	138,799
Accrued payrolls	27,166	27,447
Accrued expenses and other current liabilities	124,770	73,016
Current liabilities held-for-sale	107,545	133,780
Total current liabilities	403,616	381,745
Other liabilities
Long-term debt, less current portion	791,509	798,862
Postretirement and pension liabilities	181,610	174,021
Operating leased non-current liabilities	10,064	14,474
Other non-current liabilities	62,050	56,976
Non-current liabilities held-for-sale	71,149	38,341
Total liabilities	1,519,998	1,464,419
Equity
Total Ferro Corporation shareholders’ equity	429,967	360,376
Noncontrolling interests	10,968	9,826
Total liabilities and equity	$1,960,933	$1,834,621

Table 4

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)	Three Months Ended		Twelve Months Ended
	December 31, (Unaudited)		December 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net (loss) income	$18,160	$(30,782)	$44,043	$7,415
Loss (gain) on sale of assets and businesses	168	31	246	(916)
Depreciation and amortization	9,636	13,838	40,289	55,879
Interest amortization	1,108	975	3,974	3,755
Restructuring and impairment charges	2,843	34,865	9,787	44,702
Changes in current assets and liabilities, net of effects of acquisitions:
Accounts receivable	(33,779)	3,638	(141,330)	(74,444)
Inventories	26,463	(1,396)	36,485	(10,578)
Accounts payable	51,905	53,377	(26,671)	(10,075)
Other current assets and liabilities, net	7,701	(7,492)	18,451	(3,757)
Other adjustments, net	9,084	17,896	1,534	5,729
Net cash provided by (used in) operating activities	93,289	84,950	(13,192)	17,710

Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long-lived assets	(10,102)	(24,150)	(31,783)	(64,970)
Collections of financing receivables	32,670	23,663	129,969	84,567
Business acquisitions, net of cash acquired	—	—	—	(251)
Other investing activities	4	27	807	1,957
Net cash (used in) provided by investing activities	22,572	(460)	98,993	21,303

Cash flows from financing activities
Net borrowings (repayments) under loans payable	(26)	(8,175)	(709)	45
Principal payments on term loan facility - Amended Credit Facility	(2,050)	(2,050)	(8,200)	(8,200)
Proceeds from revolving credit facility - Amended Credit Facility	774	11,035	399,110	227,101
Principal payments on revolving credit facility - Amended Credit Facility	(6,514)	(33,506)	(399,110)	(227,101)
Acquisition related contingent consideration payment	—	—	—	(5,200)
Proceeds from exercise of stock options	756	1,052	756	1,052
Purchase of treasury stock	—	—	—	(25,000)
Other financing activities	(1,167)	(1,135)	(1,895)	(1,892)
Net cash (used in) provided by financing activities	(8,227)	(32,779)	(10,048)	(39,195)
Effect of exchange rate changes on cash and cash equivalents	1,948	950	2,122	283
Increase in cash and cash equivalents	109,582	52,661	77,875	101
Cash and cash equivalents at beginning of period	72,695	51,741	104,402	104,301
Cash and cash equivalents at end of period	182,277	104,402	182,277	104,402
Less: Cash and cash equivalents of discontinued operations at end of period	8,200	8,200	8,200	8,200
Cash and cash equivalents of continuing operations at end of period	$174,077	$96,202	$174,077	$96,202

Cash paid during the period for:
Interest	$11,109	$9,053	$31,285	$33,429
Income taxes	$6,643	$19,212	$19,648	$21,682

Table 5

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income from Continuing Operations to Adjusted Income

From Continuing Operations for the Three Months Ended December 31 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[6]	Net income (loss) attributable to common shareholders	Diluted earnings (loss) per share

	2020

As reported from Continuing Operations	$180,842	$48,006	$5,194	$14,904	$4,497	$6,226	$0.08
Adjustments:
Restructuring	—	—	(5,194)	—	—	5,194	0.06
Pension[1]	—	—	—	(10,029)	—	10,029	0.12
Acquisition related costs[2]	—	(146)	—	653	—	(507)	(0.01)
Costs related to optimization projects[4]	(1,494)	(2,068)	—	—	—	3,562	0.04
Costs related to divested businesses and assets	—	(799)	—	(172)	—	971	0.01
Tax on adjustments	—	—	—	—	4,583	(4,583)	(0.06)
Total adjustments[7]	(1,494)	(3,013)	(5,194)	(9,549)	4,583	14,667	0.18
As adjusted from Continuing Operations	$179,348	$44,993	$—	$5,355	$9,080	$20,893	$0.25

	2019

As reported from Continuing Operations	$169,853	$54,642	$3,093	$20,184	$(928)	$(2,492)	$(0.03)
Adjustments:
Restructuring	—	—	(3,093)	—	—	3,093	0.04
Pension[1]	—	—	—	(13,192)	—	13,192	0.16
Acquisition related costs[3]	(15)	(518)	—	—	—	533	0.01
Costs related to optimization projects[5]	(924)	(3,542)	—	—	—	4,466	0.05
Costs related to divested businesses and assets	—	(1,239)		(54)	—	1,293	0.02
Tax on adjustments	—	—	—	—	6,290	(6,290)	(0.08)
Total adjustments[7]	(939)	(5,299)	(3,093)	(13,246)	6,290	16,287	0.20
As adjusted from Continuing Operations	$168,914	$49,343	$—	$6,938	$5,362	$13,795	$0.17

(1)	The adjustments relate to pension and other postretirement benefit mark-to-market adjustments and settlements.
(2)	The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.
(3)

The adjustments to “Cost of Sales” primarily include environmental costs related to our recent acquisitions. The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.

(4)

Costs related to Optimization projects of $3.6 million include costs associated with our Americas manufacturing optimization initiative of $2.5 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $1.1 million of costs relate to global optimization projects and discrete projects at our previous acquisitions

(5)

Costs related to Optimization projects of $4.5 million include costs associated with our Americas manufacturing optimization initiative of $3.0 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $1.5 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.

(6)

Income tax expense reflects the reported expense, adjusted for adjustments being tax effected at the respective statutory rate where the item originated, as well as the impacts associated with the Tax Cuts and Jobs Act that were recorded in 2020 and 2019.

(7)	Due to rounding, total earnings per share related to adjustments does not always add to the total adjusted earnings per share.

It should be noted that adjusted net income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP, and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. We believe by excluding these costs, our adjusted earnings per share better reflect our underlying business performance, as well as being considered in our internal evaluation of financial performance. These costs are ones that we have concluded are not normal, recurring cash operating expenses necessary to operate our business, and we believe it is useful to present this non-GAAP financial measure to provide investors greater comparability of our base business.

Table 6

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income from Continuing Operations to Adjusted Income

From Continuing Operations for the Twelve Months Ended December 31 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[8]	Net income attributable to common shareholders	Diluted earnings per share

	2020

As reported from Continuing Operations	$665,198	$202,413	$17,425	$29,017	$14,861	$28,967	$0.35
Adjustments:
Restructuring	—	—	(17,425)	—	—	17,425	0.21
Pension[1]	—	—	—	(10,029)	—	10,029	0.12
Acquisition related costs[2]	(9)	(1,369)	—	653	—	726	0.01
Costs related to optimization projects[4]	(6,156)	(9,296)	—	—	—	15,452	0.19
Costs related to divested businesses and assets	—	(4,805)	—	(479)	—	5,284	0.06
Other[6]	(453)	—	—	(1,044)	—	1,497	0.02
Tax on adjustments	—	—	—	—	11,842	(11,842)	(0.14)
Total adjustments[9]	(6,618)	(15,470)	(17,425)	(10,900)	11,842	38,571	0.46
As adjusted from Continuing Operations	$658,580	$186,943	$—	$18,117	$26,703	$67,538	$0.81

	2019

As reported from Continuing Operations	$706,481	$212,365	$10,955	$41,865	$7,965	$33,739	$0.41
Adjustments:
Restructuring	—	—	(10,955)	—	—	10,955	0.13
Pension[1]	—	—	—	(13,192)	—	13,192	0.16
Acquisition related costs[3]	(890)	(3,486)	—	(768)	—	5,144	0.06
Costs related to optimization projects[5]	(6,307)	(7,230)	—	(50)	—	13,587	0.16
Costs related to divested businesses and assets	—	(2,971)	—	(255)	—	3,226	0.04
Other[7]	—	—	—	(86)	—	86	-
Tax on adjustments	—	—	—	—	11,539	(11,539)	(0.14)
Total adjustments[9]	(7,197)	(13,687)	(10,955)	(14,351)	11,539	34,651	0.42
As adjusted from Continuing Operations	$699,284	$198,678	$—	$27,514	$19,504	$68,390	$0.83

(1)	The adjustments relate to pension and other postretirement benefit mark-to-market adjustments and settlements.
(2)	The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.
(3)

The adjustments to “Cost of Sales” primarily include the amortization of purchase accounting adjustments related to our recent acquisitions and environmental costs related to our recent acquisitions. The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs. The adjustments to “Other expense, net” primarily relate to earn out adjustments related to an acquisition that are beyond the measurement period.

(4)

Cost related to Optimization projects of $15.5 million includes costs associated with our Americas manufacturing optimization initiative of $9.8 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $5.7 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.

(5)

Cost related to Optimization projects of $13.6 million includes costs associated with our Americas manufacturing optimization initiative of $12.0 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $1.6 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.

(6)	The adjustments to “Other expense, net” relate to losses from fire in Columbia and impacts of currency related items in Thailand.
(7)	The adjustments to “Other expense, net” relate to gains and losses on asset sales and impacts of currency related items in Argentina.
(8)

Income tax expense reflects the reported expense, adjusted for adjustments being tax effected at the respective statutory rate where the item originated, as well as the impacts associated with the Tax Cuts and Jobs Act that were recorded in 2020 and 2019.

(9)	Due to rounding, total earnings per share related to adjustments does not always add to the total adjusted earnings per share.

It should be noted that adjusted net income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP, and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. We believe by excluding these costs, our adjusted earnings per share better reflect our underlying business performance, as well as being considered in our internal evaluation of financial performance. These costs are ones that we have concluded are not normal, recurring cash operating expenses necessary to operate our business, and we believe it is useful to present this non-GAAP financial measure to provide investors greater comparability of our base business.

Table 7

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit from Continuing Operations (unaudited)

	Three Months Ended
(Dollars in thousands)	December 31,
	2019	Adjusted 2019[1]	2020	2020 vs Adjusted 2019
Segment net sales
Functional Coatings	159,321	163,668	166,867	3,199
Color Solutions	85,457	87,487	93,083	5,596
Total segment net sales	$244,778	$251,155	$259,950	$8,795

Segment adjusted gross profit
Functional Coatings	48,272	49,359	51,157	1,798
Color Solutions	27,823	28,201	29,851	1,650
Other costs of sales	166	130	(407)	(537)
Total adjusted gross profit[2]	$76,261	$77,690	$80,601	$2,911
Adjusted gross profit percentage	31.2%	30.9%	31.0%

Adjusted selling, general and administrative expenses
Strategic services	26,174	26,803	22,643	(4,160)
Functional services	19,192	20,085	19,656	(429)
Incentive compensation	1,678	1,733	1,246	(487)
Stock-based compensation	2,299	2,299	1,448	(851)
Total adjusted selling, general and administrative expenses[3]	$49,343	$50,920	$44,993	$(5,927)

Adjusted operating profit	$26,918	$26,770	$35,608	$8,838
Adjusted operating profit as a % of net sales	11.0%	10.7%	13.7%

(1)

Reflects the remeasurement of 2019 reported and adjusted local currency results using 2020 exchange rates, resulting in constant currency comparative figures to 2020 reported and adjusted results.  See Table 5 for Non-GAAP adjustments applicable to the three month period.

(2)	Refer to Table 5 for the reconciliation of adjusted gross profit for the three months ended December 31, 2020 and 2019, respectively.
(3)	Refer to Table 5 for the reconciliation of adjusted SG&A expenses for the three months ended December 31, 2020 and 2019, respectively.

It should be noted that adjusted net sales, gross profit, SG&A expenses, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures are presented within this table, as well as Table 5.  We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 8

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit from Continuing Operations (unaudited)

	Twelve Months Ended
(Dollars in thousands)	December 31,
	2019	Adjusted 2019[1]	2020	2020 vs Adjusted 2019
Segment net sales
Functional Coatings	644,783	643,520	608,192	(35,328)
Color Solutions	369,674	369,634	350,762	(18,872)
Total segment net sales	$1,014,457	$1,013,154	$958,954	$(54,200)

Segment adjusted gross profit
Functional Coatings	195,811	195,054	181,059	(13,995)
Color Solutions	116,951	116,995	119,550	2,555
Other costs of sales	2,965	2,744	(237)	(2,981)
Total adjusted gross profit[2]	$315,727	$314,793	$300,372	$(14,421)
	31.1%	31.1%	31.3%

Adjusted selling, general and administrative expenses
Strategic services	106,220	106,463	91,867	(14,596)
Functional services	81,592	82,202	79,699	(2,503)
Incentive compensation	3,148	3,212	7,379	4,167
Stock-based compensation	7,718	7,718	7,998	280
Total adjusted selling, general and administrative expenses[3]	$198,678	$199,595	$186,943	$(12,652)

Adjusted operating profit	$117,049	$115,198	$113,429	$(1,769)
Adjusted operating profit as a % of net sales	11.5%	11.4%	11.8%

(1)

Reflects the remeasurement of 2019 reported and adjusted local currency results using 2020 exchange rates, resulting in constant currency comparative figures to 2019 reported and adjusted results.  See Table 6 for Non-GAAP adjustments applicable to the twelve month period.

(2)	Refer to Table 6 for the reconciliation of adjusted gross profit for the twelve months ended December 31, 2020 and 2019, respectively.
(3)	Refer to Table 6 for the reconciliation of adjusted SG&A expenses for the twelve months ended December 31, 2020 and 2019, respectively.

It should be noted that adjusted net sales, gross profit, SG&A expenses, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures are presented within this table, as well as Table 6.  We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 9

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net income (loss) from Continuing Operations to Adjusted EBITDA from Continuing Operations (unaudited)

(Dollars in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net income (loss) attributable to Ferro Corporation from continuing operations, net of income tax	$6,226	$(2,492)	$28,967	$33,739
Less: Net income attributable to noncontrolling interests	281	475	1,073	1,087
Restructuring and impairment charges	5,194	3,093	17,425	10,955
Other expense (income), net	9,498	14,460	7,137	17,563
Interest expense	5,406	5,724	21,880	24,302
Income tax (benefit) expense	4,497	(928)	14,861	7,965
Depreciation and amortization	10,745	11,449	44,263	45,178
Less: interest amortization expense and other	(1,108)	(975)	(3,974)	(3,755)
Cost of sales adjustments[1]	1,494	939	6,618	7,197
SG&A adjustments[1]	3,013	5,299	15,470	13,687
Adjusted EBITDA from Continuing Operations	$45,246	$37,044	$153,720	$157,918

Net sales	$259,950	$244,778	$958,954	$1,014,457
Adjusted EBITDA from Continuing Operations as a % of net sales	17.4%	15.1%	16.0%	15.6%

(1)

For details of Non-GAAP adjustments, refer to Table 5 and Table 6 for the reconciliation of adjusted cost of sales and adjusted SG&A for the three and twelve months ended December 31, 2020 and 2019, respectively.

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 10

Ferro Corporation and Subsidiaries

Supplemental Information

Change in Net Debt (unaudited)

(Dollars in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Beginning of period
Gross debt	$811,556	$850,048	$811,450	$826,224
Cash	64,495	51,741	96,202	104,301
Debt, net of cash	747,061	798,307	715,248	721,923

Unamortized debt issuance costs	4,017	4,121	3,885	4,827
Debt, net of cash and unamortized debt issuance costs	743,044	794,186	711,363	717,096

End of period
Gross debt	800,348	811,450	800,348	811,450
Cash	174,077	96,202	174,077	96,202
Debt, net of cash	626,271	715,248	626,271	715,248

Unamortized debt issuance costs	3,719	3,885	3,719	3,885
Debt, net of cash and unamortized debt issuance costs	622,552	711,363	622,552	711,363

Unamortized debt issuance costs	(298)	(236)	(166)	(942)
FX on cash	1,948	950	2,122	283

Period decrease (increase) in debt, net of cash, unamortized debt issuance costs, FX, and assumption of debt from acquisitions	$118,842	$82,109	$86,855	$6,392

Period decrease (increase) in debt, net of cash and unamortized debt issuance costs	$120,492	$82,823	$88,811	$5,733

It should be noted that the change in net debt is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 11

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to

Adjusted Free Cash Flow from Operating Activities (Non-GAAP) (unaudited)

(Dollars in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net (loss) income	$18,160	$(30,782)	$44,043	$7,415
Loss (gain) on sale of assets and businesses	168	31	246	(916)
Depreciation and amortization	9,636	13,838	40,289	55,879
Interest amortization	1,108	975	3,974	3,755
Restructuring and impairment charges	2,843	34,865	9,787	44,702
Accounts receivable	(33,779)	3,638	(141,330)	(74,444)
Inventories	26,463	(1,396)	36,485	(10,578)
Accounts payable	51,905	53,377	(26,671)	(10,075)
Other current assets and liabilities, net	7,701	(7,492)	18,451	(3,757)
Other adjustments, net	9,084	17,896	1,534	5,729
Net cash provided by (used in) operating activities (GAAP)	$93,289	$84,950	$(13,192)	$17,710
Less: Capital Expenditures	(10,102)	(24,150)	(31,783)	(64,970)
Plus: Cash collected for AR securitization	32,670	23,663	129,969	84,567
Adjusted Free Cash Flow (Non-GAAP)	115,857	84,463	84,994	37,307

Net Income (Loss) Attributable to Ferro Corporation Common Shareholders	17,742	(31,257)	42,799	6,038

Adjusted Free Cash Flow Conversion of Net Income Attributable to Ferro Corporation Common Shareholders	309.8%	282.2%	114.2%	74.2%

It should be noted that Adjusted Free Cash Flow is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. Adjusted Free Cash Flow (Non-GAAP) is calculated as Cash Flow used in operating activities (GAAP), less capital expenditures and adding cash collected from the Accounts Receivable Securitization program. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 12

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net Sales and Gross Profit (GAAP) to

Adjusted Net Sales and Gross Profit (Non-GAAP) (unaudited)

(Dollars in thousands)	Net Sales	Gross Profit

	2020
As Reported (GAAP)	$958,954	$293,756
Non-GAAP Adjustments[1]	-	6,618
Constant Currency FX Impact[2]	-	-
As Adjusted from Continuing Operations (Non-GAAP measure)	$958,954	$300,374

	2019
As Reported (GAAP)	$1,014,457	$307,976
Non-GAAP Adjustments[1]	-	7,197
Constant Currency FX Impact[2]	(9,716)	(1,838)
As Adjusted from Continuing Operations (Non-GAAP measure)	$1,004,741	$313,335

	2018
As Reported (GAAP)	$1,074,696	$338,389
Non-GAAP Adjustments[1]	-	6,347
Constant Currency FX Impact[2]	(35,462)	(11,122)
As Adjusted from Continuing Operations (Non-GAAP measure)	$1,039,234	$333,614

	2017
As Reported (GAAP)	$996,382	$326,719
Non-GAAP Adjustments[1]	-	8,774
Constant Currency FX Impact[2]	(25,275)	(5,874)
As Adjusted from Continuing Operations (Non-GAAP measure)	$971,107	$329,619

	2016
As Reported (GAAP)	$794,465	$270,226
Non-GAAP Adjustments[1]	-	3,792
Constant Currency FX Impact[2]	(13,628)	(3,165)
As Adjusted from Continuing Operations (Non-GAAP measure)	$780,837	$270,853

1. For 2020 and 2019, refer to Table 6 for a description of the  Non-GAAP adjustments that were recorded in "Cost of Sales”. For 2018, 2017, and 2016, the Non-GAAP adjustments relate to acquisitions related costs, costs related to certain optimization projects, and costs related to divested businesses and assets.

2. Reflects the remeasurement of 2019, 2018, 2017, and 2016 reported and adjusted results using 2020 average exchange rates, resulting in a constant currency comparative figures to 2020 reported and adjusted results.

It should be noted that adjusted net sales and adjusted gross profit referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.   We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.